CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated February 14, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Reports to Shareholders of T. Rowe Price Institutional Mid-Cap Equity Growth Fund, T. Rowe Price Institutional Large-Cap Core Growth Fund, T. Rowe Price Institutional Large-Cap Growth Fund, T. Rowe Price Institutional Large-Cap Value Fund, T. Rowe Price Institutional Small-Cap Stock Fund, and T. Rowe Price U.S. Structured Research Fund (comprising T. Rowe Price Institutional Equity Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the use in this Registration Statement of our report dated April 22, 2014, relating to the financial statements of T. Rowe Price Credit Opportunities Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 25, 2014